Exhibit 99.1

CANOO INC. ANNOUNCES FIRST QUARTER 2021 RESULTS

●	All vehicles open for Pre-Orders
●	Targeted pricing revealed for Lifestyle Vehicle
●	Announced Electric Power Research Collaboration with University of Wisconsin

Dallas, TX (May 17, 2021) – Canoo Inc. (Nasdaq: GOEV) (“Canoo”), a company developing breakthrough electric vehicles (“EV”) with a proprietary and highly versatile EV platform for consumer and commercial use, today announced its financial results for the first quarter results for 2021.

“I am pleased with the rapid transition we have made to execute on the enhanced business strategy we announced last quarter. We priced our vehicles in line with our mission to bring EVs to everyone and opened most of our line-up for preorders – the Lifestyle Vehicle and its variants, our Multi-Purpose Delivery Vehicle and our Pickup Truck. We are on track to start production in 2022 and ramp to 15,000 units in 2023.” said Tony Aquila, Chairman & CEO, Canoo Inc. “We are in the gamma phase – which is critical to deliver the highest safety standards, reduce the chance of costly recalls and increase customer satisfaction – all of which will enhance our long-term return on capital. Lastly, in order to expand our technological lead, we entered into our first research partnership with UW-Madison to catalyze our groundbreaking advances in electric vehicles – and accelerate our innovation and IP development.”

First Quarter Business Highlights:

●	Announced Pickup Truck.
●	Continued to build executive bench with key hires in the areas of Go to Market, Fleet Sales and Software Development.
●	Grew FTE & contract headcount by approximately 28% compared to year-end 2020 to 544 employees and contractors. Given our focus on innovation, R&D employees which are almost entirely comprised of engineers, make up 80% of our workforce.

Recent Updates:

●	Canoo Board of Directors Appointed Tony Aquila, Chairman & CEO to Lead Next Phase of Company’s Growth.
●	Announced targeted pricing starting from $34,750 - $49,950[i] for the Lifestyle Vehicle Base, Premium and Delivery models, before incentives, or optional equipment.
●	Opened pre-orders for Lifestyle Vehicle and Pickup Truck.
●	Expanded employee hubs to three facilities in strategic locations: California, Texas and Michigan.
●	Announced Advanced Electric Power Research Collaboration with University of Wisconsin.

First Quarter Financial Highlights:

●	Cash and cash equivalents of $641.9 million as of March 31, 2021.
●	GAAP Net loss and comprehensive loss of $15.2 million for the three months ended March 31, 2021 compared to a GAAP Net loss and comprehensive loss of $30.9 million for the three months ended March 31, 2020. The GAAP Net loss and comprehensive loss for the three months ended March 31, 2021 included a $(83.6) million gain on fair value change of earnout right liability.

●	Adjusted EBITDA of $(49.8) million for the three months ended March 31, 2021 compared to $(23.0) million for the three months ended March 31, 2020.
●	Net cash used in operating activities totaled $53.9 million for the period ended March 31, 2021 compared to $23.7 million for the period ended March 31, 2020.
●	Capital expenditures were $12.1 million during the three months ended March 31, 2021 compared to $0.7 million during the three months ended March 31, 2020.

Second Quarter 2021 Business Outlook

Based upon our current projections Canoo expects:

●	Operating Expenses (excluding stock-based compensation and depreciation): $65M - $75M
●	Capital Expenditures: $45M - $55M

Conference Call Information

Canoo will host a conference call to discuss the results today, May 17, 2021, at 4:30 PM ET.

To listen to the conference call via telephone dial (877) 407-9169 (U.S.) and (201) 493-6755 (international callers/U.S. toll) and enter the conference ID number 13719233. To listen to the webcast, please click here. A telephone replay will be available until May 31, 2021 at (877) 660-6853 (U.S.) and (201) 612-7415 (international callers/U.S. toll), with Conference ID number 13719233. To listen to the webcast replay, please click here.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, restructuring charges, asset impairments, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe Adjusted EBITDA, when combined with net loss, and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA and Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We manage our business utilizing EBITDA and Adjusted EBITDA as supplemental performance measures.

First Quarter 2021 Financial Results

CANOO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

UNAUDITED

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$641,925	$702,422
Prepaids and other current assets	15,639	6,463
Total current assets	657,564	708,885
Property and equipment, net	44,607	30,426
Operating lease right-of-use assets	14,669	12,913
Other assets	993	1,246
Total assets	$717,833	$753,470

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$17,793	$17,243
Accrued expenses and other current liabilities	18,645	10,625
Total current liabilities	36,438	27,868
Contingent earnout shares liability	49,943	133,503
Private placement warrants liability	—	6,613
Operating lease liabilities	14,120	13,262
Long-term debt	6,943	6,943
Other long-term liabilities	111	39
Total liabilities	107,555	188,228

Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 authorized, no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value; 500,000 authorized; 237,499 and 235,753 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	24	24
Additional paid-in capital	970,842	910,579
Accumulated deficit	(360,588)	(345,361)
Total stockholders’ equity	610,278	565,242
Total liabilities and stockholders’ equity	$717,833	$753,470

CANOO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

UNAUDITED

	Three Months Ended
	March 31,
	2021	2020
Revenue	$—	$—

Costs and Operating Expenses
Cost of revenue, excluding depreciation	—	—
Research and development expenses, excluding depreciation	39,319	19,293
Selling, general and administrative expenses, excluding depreciation	55,627	4,081
Depreciation	2,124	1,685
Total costs and operating expenses	97,070	25,059
Loss from operations	(97,070)	(25,059)

Other (expense) income
Interest income (expense)	11	(5,825)
Gain on fair value change in contingent earnout shares liability	83,560	—
Gain (loss) on fair value change in private placement warrants liability	(1,639)	—
Other expense, net	(89)	(6)
Loss before income taxes	(15,227)	(30,890)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(15,227)	$(30,890)
Per Share Data:
Net loss per share, basic and diluted	$(0.07)	$(0.37)

Weighted-average shares outstanding, basic and diluted	224,795	82,444

CANOO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three months ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	(15,227)	(30,890)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,124	1,685
Non-cash operating lease expense	(584)	155
Debt discount amortization	—	2,638
Stock-based compensation	45,146	389
Gain on fair value in contingent earnout shares liability	(83,560)	—
Gain (loss) on fair value change in private placement warrants liability	1,639	—
Other	—	18
Changes in operating assets and liabilities:
Prepaids and other current assets	(9,176)	(91)
Other assets	253	362
Accounts payable	3,635	169
Accrued expenses and other current liabilities	1,899	1,958
Operating lease liabilities	(168)	(100)
Other long-term liabilities	71	—
Net cash used in operating activities	(53,948)	(23,707)

Cash flows from investing activities:
Purchases of property and equipment	(12,108)	(738)
Net cash used in investing activities	(12,108)	(738)

Cash flows from financing activities:
Proceeds from related party convertible debt and derivative liability	—	15,000
Proceeds from public warrants exercised	6,867	—
Repurchase of unvested shares	(2)	—
Payment of offering costs	(1,306)	—
Net cash provided by financing activities	5,559	15,000
Net decrease in cash, cash equivalents, and restricted cash	(60,497)	(9,445)

Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	702,422	29,507
Cash, cash equivalents, and restricted cash, end of period	641,925	20,062

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents at end of period	641,925	19,562
Restricted cash at end of period	—	500
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	641,925	20,062

CANOO INC.

ADJUSTED EBITDA RECONCILIATION TABLE

The following table reconciles Net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended
	March 31,
(in thousands)	2021	2020
Net loss	$(15,227)	$(30,890)
Interest (income) expense	(11)	5,825
Provision for income taxes	—	—
Depreciation	2,124	1,685
EBITDA	(13,114)	(23,380)
Adjustments:
Gain on fair value change in contingent earnout shares liability	(83,560)	—
Loss on fair value change in private placement warrants liability	1,639	-
Other expense, net	89	6
Stock-based compensation	45,146	389
Adjusted EBITDA	$(49,800)	$(22,985)

About Canoo

Canoo has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that defies traditional ownership to put customers first. Distinguished by its experienced team – totaling over 400 employees from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space and adaptable to support a wide range of vehicle applications for consumers and businesses. For more information, please visit www.canoo.com.

For Canoo press materials, including photos, please visit press.canoo.com. For investors, please visit investors.canoo.com.

Forward-Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential success of, and ability to accelerate its, go-to-market strategy, and Canoo’s ability to capitalize on commercial opportunities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Canoo’s control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination with Hennessy Capital Acquisition Corp. IV; the rollout of Canoo’s business and the timing of expected business milestones and commercial launch; future market adoption of Canoo’s offerings; risks related to Canoo’s go-to-market strategy; the effects of competition on Canoo’s future business; the ability to issue equity or equity-linked securities, and those factors discussed  under the captions "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations"  in Canoo’s registration statement on Form S-1 originally filed on January 13, 2021, and the definitive proxy statement/prospectus contained therein, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021, as well as its other filings with the SEC, copies of which may be obtained by visiting Canoo’s Investors Relations website at investors.canoo.com or the SEC’s website at www.sec.gov. If any of these risks materialize or Canoo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so unless required by law. These forward-looking statements should not be relied upon as representing

Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

For Canoo / Media Relations

Agnes Gomes-Koizumi

Vice President, Communications

Agnes.Gomes-Koizumi@canoo.com

Investor Relations

Kamal Hamid

Vice President, Investor Relations

Kamal.Hamid@canoo.com

i Excludes optional equipment and add ons, premium features, tax, title, license and other fees.